Exhibit 99.1

Citadel Broadcasting Corporation

FOR IMMEDIATE RELEASE

CITADEL BROADCASTING CORPORATION

ANNOUNCES MODIFICATION TO ABC MERGER

Las Vegas, Nevada, November 22, 2006—Citadel Broadcasting Corporation (NYSE:CDL) today announced that Citadel and The Walt Disney Company have modified the terms of the February 6, 2006 Agreement and Plan of Merger to combine Citadel’s business with the ABC Radio business.

Under the Amendments, the potential amount of cash retained by Disney has been reduced by $300 million in the aggregate, $100 million of which is an outright reduction in the cash to be retained and $200 million of which will be taken into account in determining an increase in Disney shareholders’ equity ownership in the combined business going forward. The additional $200 million of Citadel common stock will be priced as follows: (i) $100 million of Citadel common stock at a price expected to be between $10.89 and $14.51, determined during a pre-closing measurement period based on a formula in the merger agreement and (ii) $100 million of Citadel common stock at $10.40, both subject to adjustment for the special distribution expected to be paid by Citadel to its pre-merger shareholders. Under the Amendments, Disney shareholders’ equity ownership in Citadel after the merger will increase from approximately 52% to approximately 57%.

Under the amendments, the merger is not expected to close prior to May 31, 2007.

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. Citadel owns and operates 165 FM and 58 AM radio stations in 46 markets, located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements. This communication contains, in addition to statements of historical fact, certain forward-looking statements. Forward-looking statements are typically identified by words “believes,” “expects,” “anticipates,” and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements relate to, among other things, the proposed merger and the combined company. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual

7201 W. Lake Mead Blvd., Suite 400 • Las Vegas, NV 89128 • (702) 804-5200 • Fax (702) 804-8250

results, performance or achievements of Citadel or the ABC Radio business to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all. Factors that could cause the merger to be delayed or to fail to close at all include: the failure to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure to receive required tax rulings or tax opinions; and a material adverse effect on the business, assets, financial condition or results of operations of Citadel or the ABC Radio business; as well as those matters discussed under the captions “Forward-Looking Statements” and “Risk Factors” in Citadel Broadcasting Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Citadel at www.citadelbroadcasting.com. Citadel assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information and Where to Find It. In connection with Citadel’s proposed business combination with a subsidiary of Disney, Citadel intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about Citadel, certain subsidiaries of Citadel and the combination. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by Citadel or Disney with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Citadel by directing a written request to: Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, not shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT INFORMATION:

Anna Cordasco/Brooke Morganstein

Citigate Sard Verbinnen

(212) 687-8080

7201 W. Lake Mead Blvd., Suite 400 • Las Vegas, NV 89128 • (702) 804-5200 • Fax (702) 804-8250